Exhibit 99.1
Blackbaud, Inc. Announces First Quarter 2007 Results and Second Quarter 2007 Dividend
CHARLESTON, S.C., May 3, 2007 — Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its first quarter ended March 31, 2007.
Marc Chardon, Chief Executive Officer of Blackbaud, stated, “We were pleased with our performance in the first quarter, which was highlighted by revenue and operating profit that exceeded the high-end of our guidance. The strength of our performance was well balanced with contributions coming from each of our key product offerings and primary sales channels. We are still in the early stages of integrating the recently acquired Target companies, but we are making solid progress and our experience-to-date has reinforced the strategic reasons behind these acquisitions.”
Chardon continued, “We feel very good about our product strategy, strong competitive position, and expanding market opportunity. Blackbaud is now the only vendor that can deliver best-in-class solutions that meet both the major giving and high-volume fundraising needs of nonprofit organizations. During the quarter, we released Blackbaud Enterprise CRM, our next generation enterprise fundraising solution, and Blackbaud Direct Marketing, our application targeting the needs of organizations that depend on direct response fundraising campaigns. Customer and prospect feedback has been decidedly positive on these solutions and our longer-term product roadmap for integrating and leveraging Target Software’s functionality. This is very exciting for our long-term growth prospects.”
For the quarter ended March 31, 2007, Blackbaud reported total revenue of $55.3 million, an increase of 27% compared with the first quarter of 2006. License revenue increased 12% to $8.1 million, subscriptions increased 111% to $4.9 million, services revenue increased 34% to $18.3 million, and maintenance increased 17% to $22.5 million, compared with the same period in 2006.
Blackbaud’s income from operations and net income, determined in accordance with generally accepted accounting principles (“GAAP”), were $9.5 million and $5.9 million, respectively, for the first quarter of 2007 compared with income from operations of $9.2 million and net income of $5.7 million in the same period last year. GAAP diluted earnings per share were $0.13 for the quarter ended March 31, 2007, consistent with the same period last year.
For the quarter ended March 31, 2007, non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $11.8 million, representing a non-GAAP operating margin of 21% and exceeding the high-end of Blackbaud’s previously issued guidance. Non-GAAP net income was $7.1 million for the quarter ended March 31, 2007, an increase of 3% compared with the same period last year. Non-GAAP diluted earnings per share were $0.16 for the quarter ended March 31, 2007, consistent with the prior year period and at the high-end of Blackbaud’s previously issued guidance.
A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Blackbaud had cash and cash equivalents of $16.0 million at March 31, 2007, a decrease of $51.8 million compared to the end of the prior quarter. During the quarter Blackbaud spent $58.7 million on the acquisition of the Target companies, $30.0 million of which was funded under the Company’s existing credit facility. Blackbaud also repurchased approximately 622,000 shares of its stock for $14.1 million, paid quarterly dividends of $3.8 million and repaid $10.0 million under the credit facility. For the first quarter of 2007, Blackbaud generated $7.5 million in cash from operations, an increase of over 100% compared with the $3.3 million generated in the same period in 2006.
Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “The first quarter was a strong start to 2007. During the quarter, the operations of Blackbaud and the Target companies both contributed to the revenue and operating profit upside. With a little more than three months behind us since the acquisitions closed, we believe the acquisition will not be as dilutive as originally expected and we continue to expect that we will exit the year with the Target companies’ results being neutral to our non-GAAP earnings per share.”
Second Quarter Dividend
Blackbaud announced today that its Board of Directors has declared a second quarter dividend of $0.085 per share payable on June 15, 2007 to stockholders of record on May 28, 2007.

Conference Call Details
Blackbaud will host a conference call today, May 3, 2007, at 5:00 p.m. (Eastern Time) to discuss Blackbaud’s financial results, operations and related matters. To access this call, dial 800-811-7286 (domestic) or 913-981-4902 (international). A replay of this conference call will be available through May 10, 2007, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 7394159. A live webcast of this conference call will be available on the “Investor Relations” page of Blackbaud’s Web site at www.blackbaud.com, and a replay will be archived on the Web site as well.
About Blackbaud
Blackbaud is the leading global provider of software and related services designed specifically for nonprofit organizations. Approximately 16,000 organizations — including the American Red Cross, Dartmouth College, the WGBH Educational Foundation, Episcopal High School, Lincoln Center, Cancer Research UK, Special Olympics, United Way of America and Arthritis Foundation — use one or more of Blackbaud products and services for fundraising, financial management, direct marketing, Web site management, school administration and ticketing. Blackbaud’s solutions include The Raiser’s Edge®, Blackbaud Enterprise CRMTM, Blackbaud Direct MarketingTM, Team Approach®, The Financial EdgeTM, The Education EdgeTM, The Patron Edge®, Blackbaud® NetCommunityTM, The Information EdgeTM, WealthPointTM, ProspectPointTM and donorCentricsTM, as well as a wide range of consulting, analytical and educational services. Founded in 1981, Blackbaud is headquartered in Charleston, South Carolina and has operations in Cambridge, Massachusetts; Toronto, Ontario; London, England; Glasgow, Scotland; and Sydney, Australia. For more information, visit www.blackbaud.com.
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.
Forward-looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of Target Software and Target Analysis and other risks associated with acquisitions; risk associated with successful implementation of multiple integrated software products; lengthy sales and implementation cycles, particularly in larger organizations; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s websites at www.sec.gov or upon request from Blackbaud’s investor relations department.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross profit, non-GAAP operating income and margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude the impact of costs associated with amortization of intangibles arising from business combinations, stock-based compensation expense and certain tax-related adjustments.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

INVESTOR CONTACT:
Tim Dolan
ICR
617-956-6727
MEDIA CONTACT:
Melanie Milonas
Blackbaud, Inc.
melanie.milonas@blackbaud.com
843-216-6200 x3307
SOURCE: Blackbaud, Inc.

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

	March 31,	December 31,
(in thousands, except share amounts)	2007	2006
Assets
Current assets:
Cash and cash equivalents	$15,982	$67,783
Cash, restricted	—	518
Accounts receivable, net of allowance of $1,395 and $1,268 at March 31, 2007 and December 31, 2006, respectively	33,843	29,505
Prepaid expenses and other current assets	7,613	8,507
Deferred tax asset, current portion	4,559	4,129

Total current assets	61,997	110,442
Property and equipment, net	12,833	10,524
Deferred tax asset	60,538	62,302
Goodwill	40,527	2,518
Intangible assets, net	29,643	7,986
Other assets	34	48

Total assets	$205,572	$193,820

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$5,091	$5,863
Accrued expenses and other current liabilities	16,631	16,047
Deferred acquisition costs, current portion	25	518
Capital lease obligations, current portion	488	—
Short-term debt	20,000	—
Deferred revenue	71,864	72,015

Total current liabilities	114,099	94,443
Deferred acquisition costs, long-term portion	—	271
Capital lease obligations, long-term portion	930	—
Deferred revenue, long-term portion	2,102	1,874
Other liabilities, long-term	976	—

Total liabilities	118,107	96,588

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value; 180,000,000 shares authorized, 49,289,798 and 49,205,522 shares issued at March 31, 2007 and December 31, 2006, respectively	49	49
Additional paid-in capital	90,995	88,409
Deferred compensation	—	—
Treasury stock, at cost; 5,365,963 and 4,743,895 shares at March 31, 2007 and December 31, 2006, respectively	(83,734)	(69,630)
Accumulated other comprehensive income	160	232
Retained earnings	79,995	78,172

Total stockholders’ equity	87,465	97,232

Total liabilities and stockholders’ equity	$205,572	$193,820

Blackbaud, Inc.
Consolidated statements of operations
(Unaudited)

	Three months ended March 31,
(in thousands, except share and per share amounts)	2007	2006
Revenue
License fees	$8,067	$7,221
Services	18,314	13,714
Maintenance	22,529	19,199
Subscriptions	4,876	2,308
Other revenue	1,535	1,290

Total revenue	55,321	43,732

Cost of revenue
Cost of license fees	476	670
Cost of services	12,116	8,111
Cost of maintenance	4,019	3,207
Cost of subscriptions	1,924	540
Cost of other revenue	1,360	1,090

Total cost of revenue	19,895	13,618

Gross profit	35,426	30,114

Operating expenses
Sales and marketing	12,917	9,284
Research and development	6,827	6,024
General and administrative	6,144	5,461
Amortization	84	129

Total operating expenses	25,972	20,898

Income from operations	9,454	9,216
Interest income	371	149
Interest expense	(367)	(12)
Other (expense), net	(69)	(29)

Income before provision for income taxes	9,389	9,324
Income tax provision	3,529	3,654

Net income	$5,860	$5,670

Earnings per share
Basic	$0.13	$0.13
Diluted	$0.13	$0.13

Common shares and equivalents outstanding
Basic weighted average shares	43,662,569	42,883,929
Diluted weighted average shares	44,833,093	44,600,235
Dividends per share	$0.085	$0.070

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Three months ended March 31,
(in thousands)	2007	2006
Cash flows from operating activities
Net income	$5,860	$5,670
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,648	846
Provision for doubtful accounts and sales returns	491	256
Stock-based compensation expense	1,712	1,974
Amortization of deferred financing fees	12	12
Deferred taxes	2,084	1,339
Changes in assets and liabilities, net of acquisition
Accounts receivable	351	411
Prepaid expenses and other assets	1,695	(929)
Trade accounts payable	(1,387)	(1,354)
Accrued expenses and other current liabilities	(3,049)	(3,151)
Deferred revenue	(1,870)	(1,814)

Net cash provided by operating activities	7,547	3,260

Cash flows from investing activities
Purchase of property and equipment	(1,050)	(264)
Purchase of net assets of acquired companies	(59,216)	(6,081)

Net cash used in investing activities	(60,266)	(6,345)

Cash flows from financing activities
Proceeds from issuance of debt	30,000	—
Proceeds from exercise of stock options	428	3,266
Excess tax benefit on exercise of stock options	446	2,922
Payments on debt	(10,000)	—
Payments on debt acquired	(1,922)	—
Payments on capital lease obligations	(92)	—
Purchase of treasury stock	(14,104)	(6,254)
Dividend payments to stockholders	(3,768)	(3,034)

Net cash provided by (used in) financing activities	988	(3,100)

Effect of exchange rate on cash and cash equivalents	(70)	(8)

Net decrease in cash and cash equivalents	(51,801)	(6,193)
Cash and cash equivalents, beginning of period	67,783	22,683

Cash and cash equivalents, end of period	$15,982	$16,490

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures
(Unaudited)
(In thousands, except per share amounts)

	Three months ended March 31,
	2007	2006
GAAP revenue	$55,321	$43,732

GAAP gross profit	$35,426	$30,114
Non-GAAP adjustments:
Add back: Stock-based compensation expense (see table below)	214	173
Add back: Amortization of intangibles from business combinations (see table below)	528	—

Non-GAAP gross profit	$36,168	$30,287

Non-GAAP gross margin	65%	69%

GAAP income from operations	$9,454	$9,216
Non-GAAP adjustments:
Add back: Stock-based compensation expense (see table below)	1,712	1,974
Add back: Amortization of intangibles from business combinations (see table below)	612	129

Total Non-GAAP adjustments	2,324	2,103

Non-GAAP income from operations	$11,778	$11,319

Non-GAAP operating margin	21%	26%

GAAP net income	$5,860	$5,670
Non-GAAP adjustments:
Add back: Total Non-GAAP adjustments affecting income from operations	2,324	2,103
Add back: Tax impact related to Non-GAAP adjustments	(1,039)	(803)

Non-GAAP net income	$7,145	$6,970

GAAP shares used in computing diluted earnings per share	44,833	44,600
Non-GAAP adjustments:
Add back: Incremental shares related to dilutive securities	257	176

Shares used in computing Non-GAAP diluted earnings per share	45,090	44,776

Non-GAAP diluted earnings per share	$0.16	$0.16

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of services	$157	$140
Cost of maintenance	47	29
Cost of subscriptions	10	4

Subtotal	214	173
Operating expenses
Sales and marketing	260	220
Research and development	269	191
General and administrative	969	1,390

Subtotal	1,498	1,801

Total stock-based compensation expense	1,712	1,974

Amortization of intangibles from business combinations:
Cost of revenue
Cost of license fees	$24	$—
Cost of services	221	—
Cost of maintenance	78	—
Cost of subscriptions	189	—
Cost of other revenue	16	—

Subtotal	528	—

Operating expenses	84	129

Total amortization of intangibles from business combinations	612	129